                                                                EXHIBIT 99.B11



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the Kemper Target Equity Fund-Retirement Fund Series I, II, III, IV, V, VI and VII, and Kemper Target Equity Fund-Kemper Worldwide 2004 Fund dated August 20, 1997 in the Registration Statement (Form N-1A) of Kemper Target Equity Fund and their incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-30876) and this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5896).




                                                        ERNST & YOUNG LLP
Chicago, Illinois
October 24, 1997

                       REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Target Equity Fund-
Kemper Retirement Fund Series I, II, III, IV, V, and VI


We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Kemper Target Equity Fund-Kemper Retirement Fund Series I, II, III, IV, V, and VI as of July 31, 1997 and June 30, 1997, the related statements of operations for the month ended July 31, 1997 and the year ended June 30, 1997, and changes in net assets for the month ended July 31, 1997 and for each of the two years in the period ended June 30, 1997, and the financial highlights for each of the fiscal periods since 1993. The financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of July 31, 1997 and June 30, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of Kemper Target Equity Fund-Kemper Retirement Fund Series I, II, III, IV, V, and VI at July 31, 1997 and June 30, 1997, the results of their operations, the changes in their net assets and the financial highlights for the periods referred to above in conformity with generally accepted accounting principles.



                                                ERNST & YOUNG LLP

Chicago, Illinois
August 20, 1997

                       REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Target Equity Fund-
Kemper Worldwide 2004 Fund


We have audited the accompanying statements of assets and liabilities, including the portfolio of investments, of Kemper Target Equity Fund-Kemper Worldwide 2004 Fund as of July 31, 1997 and June 30, 1997, and the related statements of operations for the month ended July 31, 1997 and the year ended June 30, 1997, and changes in net assets for the month ended July 31, 1997 and for each of the two years in the period ended June 30, 1997, and the financial highlights for each of the fiscal periods since 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of July 31, 1997 and June 30, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Target Equity Fund-Kemper Worldwide 2004 Fund at July 31, 1997 and June 30, 1997, the results of its operations, the changes in its net assets and the financial highlights for the periods referred to above in conformity with generally accepted accounting principles.




                                                      ERNST & YOUNG LLP



Chicago, Illinois
August 20, 1997